Exhibit 10.2

[News Corporation Letterhead]

July 31, 2009

David F. DeVoe

Senior Executive Vice President and Chief Financial Officer

News Corporation

1211 Avenue of the Americas

New York, NY 10036

Dear Dave:

The purpose of this letter is to reflect our understanding that for purposes of Section 5 of that certain Employment Agreement, dated as of November 15, 2004, by and between News America Incorporated and yourself, as amended (the “Agreement”), you shall not be entitled to an award or grant of restricted share units for the fiscal year ending June 30, 2009 that is based upon the achievement of pre-determined business unit performance targets by any non-named executive officers of News Corporation. This letter shall not affect any other provision of the Agreement and shall not affect your eligibility to receive any equity awards in the discretion of the News Corporation Compensation Committee.

By counter-signing this letter agreement, you acknowledge and agree to be bound by the terms hereof.

Sincerely,

/s/ Andrew S. B. Knight
Andrew S.B. Knight
Chairman of the Compensation Committee
News Corporation

Acknowledged and Agreed:

/s/ David F. DeVoe
David F. DeVoe